UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: June 9, 2023

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 13, 2023, the Board of Directors of NovaBay Pharmaceuticals, Inc. (the “Company”) approved an amendment to Article III, Section 8 of its Bylaws, as amended and restated, changing the Company’s stockholders’ meeting quorum requirement from “the holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote” to “the holders of 1/3 of the voting power of all of the outstanding shares of stock entitled to vote”.

The foregoing summary of the Company’s Bylaws, as amended and restated effective June 13, 2023, is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.1 to this Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 9, 2023, the Company held its 2023 Annual Meeting, at which the Company’s stockholders voted on three (3) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on May 18, 2023. There were 2,728,824 outstanding shares entitled to vote and there were 1,384,490 shares present in person or by proxy at the 2023 Annual Meeting, representing approximately fifty-one percent (51%) of the shares outstanding and entitled to vote. The voting results are presented below.

1.           To elect the two (2) Class I directors nominated by the Company’s Board of Directors to hold office for a term of three (3) years or until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Vote[1]
Mijia (Bob) Wu	702,345	122,898	559,247
Dr. Yenyou (Jeff) Zheng	699,379	125,864	559,247

2.           To ratify the appointment by the Company’s Audit Committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
1,278,876	96,238	9,376

3.         To approve the issuance of an aggregate of 7,615,392 shares of common stock upon (i) the conversion of the $3.3 million aggregate principal amount Original Issue Discount Senior Secured Convertible Debentures due November 1, 2024 and (ii) the exercise of certain long-term warrants and short-term warrants, including any additional shares of common stock due to an increase as a result of applicable anti-dilution adjustments or the monthly redemption of the Debentures.

For	Against	Abstain	Broker Non-Vote[1]
694,467	126,060	4,716	559,247

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds.  Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
3.1	Bylaws, as amended and restated effective June 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: June 14, 2023